UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2005 (October 26, 2005)

OPNET Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30931	52-1483235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7255 Woodmont Avenue, Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 497-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 26, 2005, the Board of Directors (the “Board”) of OPNET Technologies, Inc. (the “Company”) approved the accelerated vesting of all unvested options that have an exercise price of $11.75 or greater and are held by current employees, including executive officers. This accelerated vesting affected options with respect to 254,400 shares of the Company’s common stock that are not currently vested under such options, and was effective for stock options outstanding as of the close of business on October 26, 2005.

The Board’s primary purpose in accelerating vesting was to eliminate future stock-based employee compensation expense the Company would otherwise recognize in its consolidated statement of operations with respect to these accelerated options once Financial Accounting Standards Board Statement No. 123R, “Share Based Payment,” becomes effective. Furthermore, the Board concluded that the retention value of the unvested portion of these options was minimal given the current market price for the Company’s common stock. Because these options have exercise prices well in excess of the Company’s current stock price which was $8.13 at the close of business on October 26, 2005, as reported by the NASDAQ National Market, the Board concluded that these options likely would not offer sufficient incentive to the employees to remain with the Company when compared to the future compensation expense that would have been attributable to the options. The estimated maximum future expense that will be eliminated is approximately $922 thousand.

All of these options had an exercise price of $11.75, a grant date of October 23, 2003, and a vesting schedule that provided for pro rata annual vesting for 99.8% of the grants over five years from the date of the grant and for cliff vesting for 0.2% of the grants in three years from the date of the grant. In the case of options held by executive officers of the Company, vesting was accelerated with respect to the following number of shares: Marc Cohen 48,000 shares.

The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release regarding accelerated vesting of options by OPNET Technologies, Inc. on November 1, 2005 (1).

(1)	This exhibit relating to Item 1.01 shall be deemed to be furnished, and not filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPNET TECHNOLOGIES, INC.

Date: November 1, 2005	By:	/s/ Mel F. Wesley
Mel F. Wesley
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release regarding accelerated vesting of options issued by OPNET Technologies, Inc. on November 1, 2005

4